UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33395	42-1406317
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7711 Carondelet Avenue, Suite 800 St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2004, we filed a Certificate of Amendment of Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware designating an additional 60,000 shares of our Series A Junior Participating Preferred Stock, $0.001 par value per share, or Series A preferred. This designation had the effect of increasing the number of authorized shares of Series A preferred from 40,000 to 100,000. The Series A preferred is reserved for issuance in accordance with our rights agreement dated August 30, 2002 with Mellon Investor Services LLC, as rights agent, and no shares of Series A preferred have been issued or are outstanding. We increased the number of authorized shares of Series A preferred in order to ensure that a sufficient number of shares were reserved under our rights agreement, after giving effect to a two-for-one stock split in the form of a 100% stock dividend that is payable on December 17, 2004 to stockholders of record on November 24, 2003.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 30, 2002.

3.2	Certificate of Amendment of Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: December 17, 2004	By:	/s/ Michael F. Neidorff
Michael F. Neidorff Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 30, 2002.

3.2	Certificate of Amendment of Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 15, 2004.